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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                           ORGANIC FOOD PRODUCTS, INC.
           (WHICH WILL BE RENAMED AS SPECTRUM ORGANIC PRODUCTS, INC.),

                           ORGANIC INGREDIENTS, INC.,
                             SPECTRUM NATURALS, INC.
                                       AND
                           SPECTRUM COMMODITIES, INC.

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                          Dated as of: October 6, 1999


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


                          CREDIT AND SECURITY AGREEMENT

                           Dated as of October 6, 1999


     ORGANIC FOOD PRODUCTS, INC., a California corporation (which will be renamed as SPECTRUM ORGANIC PRODUCTS, INC.), ORGANIC INGREDIENTS, INC., a California corporation, SPECTRUM NATURALS, INC., a California corporation, and SPECTRUM COMMODITIES, INC., a California corporation (individually and collectively, the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                   ARTICLE I

                                   Definitions
                                   -----------

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

          "Advance" means a Revolving Advance, a Term Advance, or a Capital Expenditure Advance.

          "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

          "Availability Reserve" means as of any date of determination, such amount or amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Advances which would otherwise be available to Borrower under the lending formula(s) provided for herein:
     (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Availability Reserves will include, without limitation, the Dilution Reserve and the Grower Reserve.

          "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Pasadena, California.

          "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower (including paid-in capital and retained earnings), determined in accordance with GAAP.

          "Borrower" means, before the Merger, Organic Food Products, Inc., Organic Ingredients, Inc., Spectrum Naturals, Inc., and Spectrum Commodities, Inc., individually and collectively and jointly and severally, and upon effectiveness of and after the Merger, Organic Food Products, Inc., the surviving corporation, which will change its name to Spectrum Organic Products, Inc.

          "Borrowing Base" means, at any time the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, the sum of:

               (i) the lesser of (A) eighty-five percent (85%) of Eligible Accounts or (B) Nine Million Dollars ($9,000,000), plus

               (ii) during the Foreign Accounts Eligibility Period, the lesser of (A) eighty-five percent (85%) of Eligible Foreign Accounts or (B) Three Hundred Fifty Thousand Dollars ($350,000), plus

               (iii) the lesser of (A) sixty-five percent (65%) of Eligible Inventory, provided that such percentage will be reduced by one percent (1%) on the first day of each month beginning on February 1, 2000 until it is reduced to sixty percent (60%), or (B) Five Million Dollars ($5,000,000), and minus

               (iv) any Availability Reserves.

          "Bridge Loan" or "Bridge Notes" means the Borrower's unsecured, subordinated promissory notes in an amount equal to at least Three Hundred Fifty Thousand Dollars ($350,000) and not to exceed One Million Dollars ($1,000,000), issued in a private placement through Paradise Valley Securities, Inc. concurrently with the Funding Date, with maturity dates at least six (6) months from the Funding Date, and otherwise on terms and conditions satisfactory to Lender.

          "Capital Expenditure Advance" has the meaning specified in Section
     2.4.

          "Capital Expenditure Note" means the Borrower's promissory note payable to the order of the Lender in substantially the form of Exhibit D hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Capital Expenditures" for a period means any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet, for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

          "Collateral" means all current or hereafter acquired or arising Equipment, General Intangibles, Inventory, Receivables, Investment Property, deposit accounts, letters of credit, proceeds of letters of credit, chattel paper and all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) the Life Insurance Policy.

          "Collateral Account" means the "WFBCI Account" as defined in the Collection Account Agreement and the "Lender Account" as defined in the Lockbox Agreement.

          "Collection Account Agreement" means the Collection Account Agreement of even date herewith by and among the Borrower, Wells Fargo Bank, National Association and the Lender.

          "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article II.

          "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II.

          "Current Maturities of Long Term Debt" as of a given date means the amount of the Borrower's long-term debt and capitalized leases which will become due in accordance with GAAP during the twelve (12) month period beginning on the designated date.

          "Current Maturities of Senior Long Term Debt" as of a given date means the amount of the Borrower's long-term debt and capitalized leases that are not subordinated to the Obligations which will become due in accordance with GAAP during the twelve (12) month period beginning on the designated date.

          "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been waived.

          "Dilution Reserve" means an amount equal to the value of Eligible Accounts times the percentage, rounded up to the nearest whole percent, by which average dilution for the last twelve (12) months exceeds five percent (5%), based on the most recent audit performed by the Lender.

          "Default Rate" means, with respect to the Revolving Advances, an annual rate equal to three percent (3%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes, and with respect to the Term Advance and the Capital Expenditure Advance, an annual rate equal to three percent (3%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

               (i) That portion of Accounts unpaid 90 days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, except for "bill-off" accounts supported by executed contracts satisfactory to the Lender;

               (iv) Accounts owed by any federal unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, or any similar law);

               (v) Accounts owed by an account debtor located outside the United States or Canada (excluding the Province of Quebec) which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion or (C) Eligible Foreign Accounts under the WFBC Foreign Receivables Eligibility Program in which Borrower may elect to participate on ten (10) days prior written notice to the Lender, provided that Borrower will pay the customary prevailing fees under the program;

               (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

               (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

               (ix) That portion of Accounts that has been restructured, extended, amended or modified;

               (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if fifteen percent (15%) or more of the total amount due under Accounts from such debtor is ineligible under clauses
          (i), (ii)or (ix) above, except in the case of accounts owed by Wild Oats Market, Inc., Tree of Life (including Gourmet Award and its affiliates), United Naturals Foods, Inc. (and its subsidiaries), and Whole Foods Market, Inc., as to which the percentage shall be twenty-five percent (25%);

               (xii) That portion of Accounts of a single debtor or its affiliates which constitute more than fifteen percent (15%) of all otherwise Eligible Accounts, except that with respect to Wild Oats Market, Inc., Tree of Life (including Gourmet Award and its affiliates), United Naturals Foods, Inc. (and its subsidiaries), and Whole Foods Market, Inc., the percentage shall be twenty-five percent (25%); and

               (xiii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

          "Eligible Foreign Accounts" means Accounts due and owing by an Account debtor located outside the United States; but excluding any Accounts having the following characteristics:

               (i) (A) That portion of Accounts (other than dated Accounts) unpaid 90 days or more after the invoice date and (B) that portion of Accounts that do not provide for payment in full within 90 days after the shipment date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

               (iv) Accounts owed by any unit of government;

               (v) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vi) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

               (vii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

               (viii) That portion of Accounts that has been restructured, extended, amended or modified;

               (ix) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (x) That portion of Accounts owed by any one Account debtor that would permit Revolving Advances supported by such Account debtor's Accounts to exceed Two Hundred Thousand Dollars ($200,000) at any one time;

               (xi) Accounts denominated in any currency other than United States dollars, Canadian dollars, French francs, Swiss francs, German marks, Japanese yen, United Kingdom pounds sterling;

               (xii) Accounts with respect to which the Borrower has not instructed the Account debtor to pay the Account to the Collateral Account;

               (xiii) Accounts owed by debtors located in countries not acceptable to the Lender in its sole discretion;

               (xiv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if fifteen percent (15%) or more of the total amount due under Accounts from such debtor is ineligible under clauses
          (i), (ii) or (viii) above; and

               (xv) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

          "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible
     Inventory:

               (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender located at any warehouse, job site or other premises, more than 90 days after the Funding Date, at which the total value of Inventory is less than Twenty Thousand Dollars ($20,000);

               (ii) Supplies, packaging, maintenance parts or sample Inventory;

               (iii) Work-in-process Inventory;

               (iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations (except for organic white vinegar and organic apple cider vinegar over eighteen (18) months old, not including organic apple cider processing fee);

               (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

               (vi) Inventory that is perishable or live;

               (vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

               (viii) Inventory that is subject to a security interest in favor of any Person other than the Lender; and

               (ix) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

          "Environmental Law" has the meaning specified in Section 5.12.

          "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

          "Event of Default" has the meaning specified in Section 8.1.

          "Foreign Accounts Eligibility Period" means the period beginning October 6th of each year and ending October 5th of the next succeeding year.

          "Funding Date" has the meaning specified in Section 2.1.

          "Funds From Operations" for a given period means the sum of (i) Net Income, (ii) depreciation and amortization, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

          "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

          "Growers Reserve" means an Availability Reserve equal to the amount of payables owed to growers for agricultural products that are subject to PACA or the benefits of any state law lien in favor of growers, unless the grower has relinquished its rights under PACA and state law by delivering a waiver in form and substance satisfactory to the Lender.

          "Guarantor(s)" means Jethren Phillips and any other Person who guarantees all or any part of the Obligations.

          "Hazardous Substance" has the meaning specified in Section 5.12.

          "Interest Expense" means, for a fiscal year-to-date period, the Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and
     (iv) the portion of any capitalized lease obligation allocable to interest expense.

          "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

          "Life Insurance Assignments" means an Assignments of Life Insurance Policies as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a first priority lien on the Life Insurance Policy to secure payment of the Obligations.

          "Life Insurance Policies" has the meaning given in Section 6.11.

          "Loan Documents" means this Agreement, the Notes, any Subordination Agreement and the Security Documents.

          "Lockbox(es)" has the meaning given in the Lockbox Agreement.

          "Lockbox Agreement" means the Lockbox and Collection Account Agreement by and among the Borrower, Wells Fargo Bank, National Association, Regular West LLC and the Lender, of even date herewith.

          "Maturity Date" has the meaning specified in Section 2.10.

          "Maximum Line" means Nine Million Dollars ($9,000,000), unless said amount is reduced pursuant to Section 2.11, in which event it means the amount to which said amount is reduced.

          "Merger" means collectively the following transactions:

          (a) the merger of Spectrum Commodities, Inc. with and into Spectrum Naturals, Inc. with Spectrum Naturals, Inc. as the surviving corporation; followed by

          (b) the merger of Organic Ingredients, Inc. with and into Organic Food Products, Inc. with Organic Food Products, inc. as the surviving corporation; and

          (c) the merger of Spectrum Naturals, Inc. with and into Organic Food Products, Inc. with Organic Food Products, Inc. as the surviving corporation.

          "Merger Agreements" shall mean, collectively, the agreements listed below and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced:

          (a) Agreement of Merger between Spectrum Naturals, Inc. (as "Surviving Corporation") and Spectrum Commodities, Inc. (as "Merging Corporation").

          (b) Agreement and Plan of Merger and Reorganization between Organic Ingredients, Inc. and Organic Food Products, Inc. dated as of May 14, 1999.

          (c) Agreement and Plan of Merger and Reorganization between Spectrum Naturals, Inc. and Organic Food Products, Inc. dated as of May 14, 1999.

          "Net Income" means fiscal year-to-date after-tax net income, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by the Borrower and increased by any extraordinary, non-cash or non-operating expense or loss recorded by the Borrower, as determined in accordance with GAAP.

          "Note" means the Revolving Note, the Term Note A, the Term Note B or the Capital Expenditure Note, and "Notes" means the Revolving Note, the Term Note A, the Term Note B and the Capital Expenditure Note.

          "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "PACA" means the Perishable Agricultural Commodities Act, 1930.

          "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender of even date herewith.

          "Permitted Lien" has the meaning specified in Section 7.1.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit F attached hereto.

          "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Revolving Advance" has the meaning specified in Section 2.1.

          "Revolving Floating Rate" means an annual rate equal to the sum of the Base Rate plus one percent (1.0%), which annual rate shall change when and as the Base Rate changes.

          "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may hereafter be amended, supplemented or restated from time to time, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor.

          "Security Documents" means this Agreement, the Collection Account Agreement, the Lockbox Agreement, the Life Insurance Assignments, the Patent and Trademark Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Interest" has the meaning specified in Section 3.1.

          "Senior Debt Service Coverage Ratio" means the ratio of (i) the sum of
     (A) Funds from Operations and (B) Interest Expense minus (C) unfinanced Capital Expenditures to (ii) the sum of (A) Current Maturities of Senior Long Term Debt and (B) Interest Expense.

          "Subordination Agreements" means the Subordination Agreements of even date herewith, executed by John Battendieri, Joseph Stern, Steve Reedy and Dean Nicholson in the Lender's favor and acknowledged by the Borrower, and any other subordination agreement in favor of the Lender from time to time, as the same may hereafter be amended, supplemented or restated from time to time.

          "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Term A Advance" has the meaning specified in Section 2.2.

          "Term B Advance" has the meaning specified in Section 2.2.

          "Term Advances" has the meaning specified in Section 2.2.

          "Term Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-quarter percent (1.25%), which annual rate shall change when and as the Base Rate changes.

          "Term Note A" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Term Note B" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit C hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

          "Total Debt Service Coverage Ratio" means the ratio of (i) the sum of
     (A) Funds from Operations and (B) Interest Expense minus (C) unfinanced Capital Expenditures to (ii) the sum of (A) Current Maturities of Long Term Debt and (B) Interest Expense.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 10.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

          "Year 2000 Compliant" has the meaning specified in Section 6.17.

     Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility
                     ---------------------------------------

     Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article
III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.11 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

          (a) The Borrower shall make each request for a Revolving Advance to the Lender before 10:00 a.m. (California time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

          (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo Bank, National Association, unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section 2.2 Term Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make two one-time advances to Borrower in the original principal amounts of One Million Sixty-seven Thousand Dollars ($1,067,000) (the "Term A Advance") and One Hundred Fifty Thousand Dollars ($150,000) (the "Term B Advance") on the Funding Date (the "Term Advances"). The Borrower's obligation to pay the Term Advances shall be evidenced by the Term Note A and Term Note B and shall be secured by the Collateral as provided in
Article III.

     Section 2.3 Payment of the Term Notes.

          (a) The outstanding principal balance of the Term Note A shall be due and payable as follows:

               (i) Beginning on November 1, 1999, and on the first day of each month thereafter, in sixty (60) substantially equal monthly installments equal to Seventeen Thousand Seven Hundred Eighty-three Dollars ($17,783); and

               (ii) On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

          (b) The outstanding principal balance of the Term Note B shall be due and payable as follows:

               (i) Beginning on November 1, 1999, and on the first day of each month thereafter, in eighteen (18) substantially equal monthly installments equal to Eight Thousand Three Hundred Thirty-three Dollars ($8,333); and

               (ii) On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

     Section 2.4 Capital Expenditure Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the Funding Date to July 5, 2000 (the "Capital Expenditure Advances"); provided that there are no Defaults then existing and such Advance will not cause a Default. The Lender shall have no obligation to make a Capital Expenditure Advance under this Section 2.4 if, after giving effect to such requested Capital Expenditure Advance, the outstanding aggregate principal balance of the Capital Expenditure Advances would exceed the lesser of
(A) One Million Five Hundred Thousand Dollars ($1,500,000), or (B) eighty-five percent (85%) of the invoiced purchase price of new Equipment (exclusive of installation and other soft costs), plus eighty percent (80%) of the orderly liquidation value, based on a desktop appraisal by an independent appraiser satisfactory to the Lender, provided by the Borrower to the Lender at the Borrower's expense of used Equipment, in each case of used Equipment, in each case purchased by the Borrower after the date hereof, reduced by the aggregate amount of the scheduled principal payments described in Section 2.5. The Borrower's obligation to pay the Capital Expenditure Advances shall be evidenced by the Capital Expenditure Note and shall be secured by the Collateral as provided in Article III.

          (a) The Borrower agrees to comply with the following procedures in requesting Capital Expenditure Advances:

               (i) The Borrower shall make each request for a Capital Expenditure Advance to the Lender before 10:00 a.m. (California time) five (5) Banking Days before the day of the requested Capital Expenditure Advance. Requests may be made in writing or by telephone, specifying the date of the requested Capital Expenditure Advance and the amount thereof.

               (ii) Each Capital Expenditure Advance shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) and no more than five (5) Capital Expenditure Advances shall be advanced by Lender.

               (iii) Each request shall be by an individual authorized pursuant to Section 2.1(a).

               (iv) The Lender will make advances to the Borrower under this
          Section 2.4 upon Borrower presenting to Lender, in form and substance reasonably satisfactory to Lender, (i) invoices for the specific items of Equipment to be acquired and financed hereunder, which Equipment shall be acceptable to Lender and the purchase price thereof may, at Lender's option, be confirmed by Lender, and (ii) evidence satisfactory to the Lender of delivery of such Equipment to the Borrower. Generally, to be eligible, Equipment must be subject to Lender's perfected security interest and must be used or usable in the ordinary course of Borrower's business, and must constitute collateral acceptable for lending purposes pursuant to criteria established by Lender.

          (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Capital Expenditure Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for a Capital Expenditure Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Capital Expenditure Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Capital Expenditure Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in
     Section 4.2 have been satisfied as of the time of the request.

     Section 2.5 Payment of Capital Expenditure Note. The outstanding principal balance of the Capital Expenditure Note shall be due and payable as follows:

          (a) Beginning on August 1, 2000, and on the first day of each month thereafter, in sixty (60) substantially equal monthly installments.

          (b) On the Termination Date, the entire unpaid principal balance of the Capital Expenditure Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

     Section 2.6 Interest; Default Interest; Participations; Usury.

          (a) Revolving Note. Except as set forth in Sections 2.6 (d) and 2.6(e), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate, and interest shall be payable monthly in arrears.

          (b) Term Notes. Except as set forth in Sections 2.6 (d) and 2.6(e), the outstanding principal balance of the Term Note A and the Term Note B shall bear interest at the Term Floating Rate, and interest shall be payable monthly in arrears.

          (c) Capital Expenditure Note. Except as set forth in Sections 2.6 (d) and 2.6(e), the outstanding principal balance of the Capital Expenditure Note shall bear interest at the Term Floating Rate, and interest shall be payable monthly in arrears.

          (d) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (e) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest applicable to such Advances as calculated under this Agreement, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     Section 2.7 Fees.

          (a) Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of Forty-five Thousand Dollars ($45,000) due and payable upon the execution of this Agreement. If Borrower fails to refinance Term Note A, Term Note B and the Capital Expenditure Facility within ninety (90) days of the date of this Agreement, Borrower will immediately pay an additional closing fee of Thirteen Thousand Five Hundred Eighty-five Dollars ($13,585), which fee shall be fully earned on such date.

          (b) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $75 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     Section 2.8 Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be due and payable in arrears on the first day of each month and on the Termination Date.

     Section 2.9 Capital Adequacy. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.9:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

          (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.9, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

     Section 2.10 Maturity Date. This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on October 5, 2002 (the "Maturity Date"), unless earlier terminated by Lender or Borrower pursuant to the terms hereof. Upon the Termination Date, Borrower shall immediately pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks and other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment.

     Section 2.11 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may prepay the Term Advances (other than in accordance with Section 2.3), prepay the Capital Expenditure Advance (other than in accordance with Section 2.5), or terminate the Credit Facility at any time if it (i gives the Lender at least thirty (30) days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.12. Any prepayment of the Term Advances (other than in accordance with Section 2.3) or the Capital Expenditure Advances (other than in accordance with Section 2.5) must be in whole in the aggregate, and not in part. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Any prepayments of the Term Notes (other than in accordance with Section 2.3) or the Capital Expenditure Note (other than in accordance with Section 2.5) shall be applied first to accrued interest, next to costs and then to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

     Section 2.12 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Line Reduction and Prepayment Fees.

          (a) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

          (b) Prepayment Fees. If the Term Note is prepaid for any reason except in accordance with Section 2.3 or any Capital Expenditure Note is prepaid for any reason except in accordance with Section 2.5, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3%) if prepayment occurs on or before the first anniversary of the Funding Date; (ii) two percent (2%) if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1%) if prepayment occurs after the second anniversary of the Funding Date.

          (c) Waiver of Termination and Line Reduction Fees. The Borrower will not be required to pay the termination or line reduction fees otherwise due under this Section 2.12, (i) if such termination or line reduction is made because of refinancing by an affiliate of the Lender or (ii) such line reduction is made in connection with the refinancing of amounts outstanding under Term Note A, Term Note B and the Capital Expenditure Note and (x) the Borrower is not in Default at the time of such line reduction, (y) the Borrower has been able to obtain terms and conditions from another lender that are more favorable to the Borrower than those contained in this Agreement and the new lender enters into an intercreditor agreement on terms and conditions satisfactory to Lender in its sole discretion, and (z) such line reduction occurs within ninety (90) days of the date of this Agreement.

     Section 2.13 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.13 or under Section 2.11 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine. Any payment received by the Lender under this
Section 2.13 shall be applied to the Obligations under the Revolving Loan.

     Section 2.14 Payment. For purposes of calculating the amount of Revolving Advances available to Borrower, each payment will be applied (conditional upon final collection) to the outstanding principal balance of the Revolving Note on the Banking Day of receipt by Lender of advices of deposit in the Collateral Amount, if such advices are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowe s loan account on such day, and if not, then on the next Banking Day. Such payment shall be applied in any order or manner of application satisfactory to Lender. For purposes of calculating interest, Lender shall be entitled to charge Borrower for one (1) Banking Day of clearance at the Floating Rate on all payments deposited into the Collateral Account, whether or not such payments are applied to reduce the outstanding principal balance of the Revolving Note. This clearance charge is acknowledged to constitute an integral part of the pricing of the loans and financial accommodations contemplated herein, and shall apply whether or not the amount of payments deposited exceeds the obligations outstanding. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section
4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable. At Lender's Option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower.

     Section 2.15 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.16 Use of Proceeds. The Borrower shall use the initial proceeds of Advances only for: (a) payment to each of the Persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents. All other Advances made to Borrower shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof; provided that, any Capital Expenditure Advances made to Borrower shall be used by Borrower only to purchase new and used Equipment.

     Section 2.17 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within thirty (30) days after receipt.

                                  ARTICLE III

                      Security Interest; Occupancy; Setoff
                      ------------------------------------

     Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Without limiting the generality of the Patent and Trademark Security Agreement, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

     Name and address of Debtor:

     Spectrum Organic Products, Inc.
     133 Copeland Street
     Petaluma, California  94925

     Federal Tax Identification No. 94-3076294
     Name and address of Secured Party:

     Wells Fargo Business Credit, Inc.
     245 South Los Robles Avenue, Suite 600
     Pasadena, California  91101


     Section 3.7 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation then due and payable. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                   ARTICLE IV

                              Conditions of Lending
                              ---------------------

     Section 4.1 Conditions Precedent to the Initial Revolving Advance, the Term Advances and the Initial Capital Expenditure Advance. The Lender's obligation to make the initial Revolving Advance, the Term Advances and the initial Capital Expenditure Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, properly executed by the Borrower.

          (b) The Notes, properly executed by the Borrower.

          (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

          (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (f) An acknowledgment and waiver of liens from each warehouse in which the Borrower is storing Inventory each processor that is holding Inventory and each Landlord of premises at which the Borrower has Inventory, Equipment or other property.

          (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (h) An acknowledgment and agreement from each licensor in favor of the Lender, together with a true, correct and complete copy of all license agreements.

          (i) The Life Insurance Assignments, properly executed by the beneficiary and owner thereof, and the Life Insurance Policies, each in form and substance satisfactory to the Lender, together with such evidence as the Lender may request that the Life Insurance Policies are subject to no assignments or encumbrances other than the Life Insurance Assignments.

          (j) The Collection Account Agreement, properly executed by the Borrower and Wells Fargo Bank, National Association.

          (k) The Lockbox Agreement, properly executed by the Borrower, Wells Fargo Bank, National Association and Regulus West LLC.

          (l) The Patent and Trademark Security Agreement, properly executed by the Borrower.

          (m) The Subordination Agreements, properly executed by the subordinated parties and acknowledged by the Borrower.

          (n) Evidence satisfactory to the Lender that the Bridge Loan has become effective in an amount not less than Three Hundred Fifty Thousand Dollars ($350,000), on terms and conditions satisfactory to the Lender, and that, concurrently with the Initial Funding, the Bridge Loan will be funded in an amount of not less than Five Hundred Thousand Dollars ($500,000).

          (o) The Lender shall have received a preliminary draft of the audit of Organic Food Products, Inc. for the fiscal year ended June 30, 1999.

          (p) Evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Agreement.

          (q) A pro-forma balance sheet of the Borrower reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the consummation of the Merger and the transactions contemplated in connection therewith in accordance with the Merger Agreements and (ii) the Loans provided by the Lender to the Borrower on the date hereof and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrower, stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate.

          (r) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (s) A certificate of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

          (t) A current good standing certificate for each Borrower issued by the Secretary of State of California, certifying that such Borrower is in compliance with all applicable organizational requirements of the State of California.

          (u) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (v) A certificate of an officer of each Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

          (w) An opinion letter of counsel(s) to Borrower with respect to the Merger Agreements, the submission for filing of the certificates of merger with the Secretary of State of California as of the date hereof, the effectiveness of the Merger upon confirmation of such filings with the Secretary of State of California, the effectiveness of the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request.

          (x) An officer's certificate setting forth information regarding insurance policies in force.

          (y) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations to the extent of each such guaranty.

          (z) An opinion of counsel to each Guarantor, addressed to the Lender.

          (aa) Payment of the fees and commissions due through the date of the initial Advance under Section 2.7 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 10.6, including all legal expenses incurred through the date of this Agreement.

          (bb) Evidence that Availability as of the Funding Date is not less than Nine Hundred Forty-Five Thousand Dollars ($945,000), giving effect to the amount paid or to be paid to Borrower's prior lenders to retire Borrower's lines of credit with such prior lenders and bringing all other obligations to a current status satisfactory to Lender.

          (cc) Evidence that at least Nine Hundred Thousand Dollars ($900,000) in past due accounts payable have been converted to debt payable over twelve (12) months on terms and conditions satisfactory to the Lender.

          (dd) At Borrower's cost, an appraisal of all machinery and Equipment, issued by an appraiser acceptable to Lender and in form, substance and reflecting values satisfactory to Lender in its sole discretion.

          (ee) Completion of a field review of the books and records of Borrower and such other information with respect to the Collateral as Lender may require, the results of which shall be satisfactory to Lender in its sole discretion.

          (ff) Evidence that there has been no material adverse change, as determined by Lender, in the financial condition or business of Borrower, nor any material decline, as determined by Lender, in the market value of any Collateral or a substantial or material portion of the assets of Borrower since the date of the latest financial statements of Borrower delivered to Lender prior to the Funding Date.

          (gg) Evidence that Borrower has opened bank accounts of a type mutually acceptable to Borrower and Lender, including, without limitation, the Collateral Account and any other account contemplated by the Collection Account Agreement or the Lockbox Agreement.

          (hh) Such other documents as the Lender in its sole discretion may require.

     Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

          (b) no material adverse change, as determined by Lender, shall have occurred in the financial condition or business of Borrower nor any material decline, as determined by Lender, in the market value of any Collateral or a substantial or material portion of the assets of Borrower since the date of the latest financial statements delivered to Lender prior to the Funding Date; and

          (c) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

     Section 4.3 Conditions Subsequent. Each of the following requirements is an additional condition subsequent to Lender's making Advances to the Borrower, including the initial Advance and any future Advances. Failure to satisfy any of the conditions subsequent within the stated time period shall constitute an Event of Default under this Agreement:

          (a) Within seven (7) days after the Funding Date, the Borrower shall deliver to the Lender certificates of the insurance required hereunder (including product liability insurance), with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (b) Within twenty (20) days after the Funding Date, the Borrower shall deliver to the Lender a copy of the Merger Agreements, or certificates of merger related thereto, certified by the California Secretary of State.

          (c) Within fifteen (15) days after the Funding Date, the Borrower shall file a certified copy of the Merger Agreements, or certificates of merger related thereto, in either case reflecting the Merger and the survivor's name change to Spectrum Organic Products, Inc. with the U.S. Patent and Trademark Office.

          (d) Within fifteen (15) days after the Funding Date the Borrower shall execute in the name "Spectrum Organic Products, Inc." and deliver to the Lender and file with the U.S. Patent and Trademark Office a Patent and Trademark Security Agreement satisfactory in form and substance to Lender.

          (e) Within thirty (30) days after the Funding Date, the Borrower shall obtain the Life Insurance Policy on Joseph Stern and shall deliver to the Lender the Life Insurance Assignment with respect to such Life Insurance Policy.

          (f) Prior to March 1, 2000, the Borrower shall cause the accounting system of Organic Ingredients to be fully integrated with the accounting system of the remaining divisions of the Borrower.

          (g) Within fifteen (15) days after the Funding Date, the Borrower shall deliver to the Lender copies of Landlord Waivers for all of its leased premises in recordable form and otherwise satisfactory to the Lender.

                                   ARTICLE V

                         Representations and Warranties
                         ------------------------------

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule
5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

     Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected (other than loan or credit agreements that will be paid in full by disbursements of the proceeds of Advances under Section 2.16); or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section 5.4 Subsidiaries. Except as set forth in Schedule 5.4, the Borrower has no Subsidiaries.

     Section 5.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its fiscal year ended June 30, 1999, for Organic Food Products, Inc. and December 31, 1998 for each of Organic Ingredients, Inc., Spectrum Naturals, Inc. and Spectrum Commodities, Inc. and unaudited financial statements of the Borrower for the fiscal year-to-date period ended August 31, 1999, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

     Section 5.6 Litigation. Except as set forth on Schedule 5.6, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

     Section 5.7 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to retire any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might cause any of the Advances to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     Section 5.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9 Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.11 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.12 Environmental Matters.

          (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

               (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (e) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

     Section 5.13 Financial Projections The income projections, balance sheet projections, and consolidated cash flow projections for the Borrower dated October 1, 1999 were prepared based on historical information, sales, costs, and other data of the Borrower and include reasonable assumptions and provide reasonable estimates of future performance of the Borrower.

     Section 5.14 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.15 Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.16 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

     Section 5.17 Merger.

          (a) The Merger is valid and effective in accordance with the terms of the Merger Agreement and, upon confirmation of the acceptance for filing by the Secretary of State of California of the certificates of merger, the Merger will be effective under the corporation statutes of the State of California. Organic Food Products, Inc. is the surviving corporation pursuant to the Merger. Upon acceptance for filing by the California Secretary of State of the certificates of merger, Organic Food Products, Inc. will change its name to Spectrum Organic Food Products, Inc.

          (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder had been duly and validly taken and consummated.

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreement.

          (d) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Merger Agreements.

     Section 5.18 Financial Solvency. Both before and after giving effect to the reorganization and all of the transactions contemplated in the Loan Documents, none of the Borrower or its Affiliates:

          (a) was or will be insolvent, as that term is used and defined in
     Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

          (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

          (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

          (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

          (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                        Borrower's Affirmative Covenants
                        --------------------------------

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13, 6.14, 6.15 and 7.10; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within twenty-five (25) days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, except for the absence of footnotes and subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, except for the absence of footnotes and subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13, 6.14, 6.15 and 7.10;

          (c) within fifteen (15) days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, accompanied (in the case of aging reports prepared by due date) by a schedule showing which of such accounts have payment terms longer than thirty (30) days from the date of invoice, a schedule of locations of Inventory showing the amounts at each location, a breakdown of Inventory by category, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

          (d) at least weekly, a report of all payables owed to growers for agricultural products that are not subject to a waiver, in form and substance satisfactory to the Lender of PACA benefits and state law liens in favor of growers;

          (e) at least thirty (30) days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (f) daily cash receipts journal, deposit tickets and invoices and bills of lading that exceed Twenty Thousand Dollars ($20,000)

          (g) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of Fifty Thousand Dollars ($50,000);

          (h) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

          (i) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (j) as soon as possible, and in any event within ten (10) days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (k) promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers; (ii) credit memos (including normal, recurring manufacturers' charge-backs); (iii) any goods returned to or recovered by the Borrower; and (iv) any change in the persons constituting the Borrower's officers and directors;

          (l) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (m) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

          (n) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

          (o) as soon as possible, and in any event by not later than April 30th of each year, copies of the state and federal tax returns and all schedules thereto and an updated personal financial statement of each owner of the Borrower and of each Guarantor;

          (p) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

          (q) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request, including, without limitation, daily or weekly borrowing base certificates.

The Borrower shall also deliver copies of the items required by subsections (a),
(b) and (e) to each participant in the Credit Facility at the same time as they are delivered to the Lender.

     Section 6.2 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

     Section 6.3 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4 Compliance with Laws.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6 Maintenance of Properties.

          (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7 Insurance. The Borrower will obtain and at all times maintain (including product liability insurance) insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.10 Collateral Account.

          (a) If, notwithstanding the instructions to debtors to make payments to the Lockboxes, the Borrower receives any payments on Receivables, the Borrower shall deposit such payments into the Collateral Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

          (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

          (c) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

     Section 6.11 Key Person Life Insurance. The Borrower shall maintain insurance upon the life of Jethren Phillips its Chief Executive Officer, with the death benefit thereunder in an amount not less than One Million Dollars ($1,000,000) and upon the life of Neil Blomquist, its President of Retail Brands, with the death benefit thereunder in an amount not less than Five Hundred Thousand Dollars ($500,000), and the Borrower shall, in accordance with
Section 4.3(d), obtain and maintain insurance upon the life of Joseph Stern, its President of Industrial Ingredients, with the death benefit thereunder in an amount not less than Five Hundred Thousand Dollars ($500,000) (all such policies, collectively, the "Life Insurance Policies"). The right to receive the proceeds of the Life Insurance Policies shall be assigned to the Lender by the Life Insurance Assignments.

     Section 6.12 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten
(10) calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.12.

     Section 6.13 Minimum Senior Debt Service Coverage Ratio. The Borrower will maintain, during each period described below, its Senior Debt Service Coverage Ratio, determined as at the end of each period, at not less than the ratio set forth opposite such period:

                                                 Minimum Senior Debt Service
                   Period                              Coverage Ratio
                   ------                              --------------

     Three Month Ending December 31, 1999               1.10 to 1.00
     Six Months Ending March 31, 2000                   1.20 to 1.00
     Nine Months Ending June 30, 2000                   1.20 to 1.00
     Twelve Months Ending September 30, 2000            1.20 to 1.00

Thereafter, the Borrower will maintain its Senior Debt Service Coverage Ratio at not less than 1.30 to 1.00, measured at the end of each fiscal quarter, calculated for the prior four (4) quarters.

     Section 6.14 Minimum Total Debt Service Coverage Ratio. The Borrower will maintain, during each period described below, its Total Debt Service Coverage Ratio, determined as at the end of each period, at an amount not less than the amount set forth opposite such period:

                                               Minimum Total Debt Service
                  Period                              Coverage Ratio
                  ------                              --------------

     Three Month Ending December 31, 1999               .45 to 1.00
     Six Months Ending March 31, 2000                  1.00 to 1.00
     Nine Months Ending June 30, 2000                  1.10 to 1.00
     Twelve Months Ending September 30, 2000           1.10 to 1.00

Thereafter, the Borrower will maintain its Total Debt Service Coverage Ratio at not less than 1.15 to 1.00, measured at the end of each fiscal quarter, calculated for the prior four (4) quarters.

     Section 6.15 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

            Period                                    Minimum Book Net Worth
            ------                                    ----------------------

         October 1999                                        $  7,575
         November 1999                                       $  7,600
         December 1999                                       $  7,550
         January 2000                                        $  7,600
         February 2000                                       $  7,700
         March 2000                                          $  7,750
         April 2000                                          $  8,000
         May 2000                                            $  8,100
         June 2000                                           $  8,200
         July 2000                                           $  8,350
         August 2000                                         $  8,550
         September 2000                                      $  8,650
         October 2000                                        $  8,800
         November 2000                                       $  8,900
         December 2000                                       $  9,000

     Section 6.16 New Covenants. On November 25, 1999, the requirements regarding the minimum Book Net Worth set forth in Section 6.15 will be adjusted up or down by the difference, rounded up to the nearest Ten Thousand Dollars ($10,000), between the Book Net Worth shown on the opening balance sheet delivered under Section 6.18 and the Book Net Worth shown on the pro forma balance sheet as at August 31, 1999 previously delivered by the Borrower to the Lender. On or before November 30, 2000, Lender shall set new covenant levels for Sections 6.13, 6.14, 6.15, and 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods received by Lender pursuant to Section 6.1(e) and shall be no less stringent than the present levels.

     Section 6.17 Year 2000 Compliance. Borrower agrees to perform all acts reasonably necessary to ensure that Borrower and any business in which Borrower holds a substantial interest becomes Year 2000 Compliant in a timely manner, including, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems; and (b) make reasonable inquiries of all customers, suppliers and vendors that are material to Borrower's business, to determine whether such customers, suppliers and vendors will be Year 2000 Compliant in a timely manner and to disclose to Lender any failure or potential failure by such customers, suppliers or vendors to become Year 2000 Compliant in a timely manner. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms hereof as Lender may from time to time require.

     Section 6.18 Opening Balance Sheet. Borrower shall deliver, or cause to be delivered, to Lender, on or before November 25, 1999, an unaudited opening balance sheet of Borrower after giving effect to the transactions contemplated by this Agreement and the Merger Agreements, together with a certificate of officer of Borrower to the effect that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of Borrower as of such date.

                                  ARTICLE VII

                               Negative Covenants
                               ------------------

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

     Section 7.1 Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

          (c) the Security Interest and liens and security interests created by the Security Documents; and

          (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b) indebtedness of th e Borrower in existence on the date hereof and listed in Schedule 7.2 hereto;

          (c) indebtedness relating to liens permitted in accordance with
     Section 7.1; and

          (d) indebtedness incurred in connection with the refinancing of the Term Note A, the Term Note B and the Capital Expenditure Note in accordance with Section 2.11 and other indebtedness for capital leases and indebtedness secured by purchase money liens not in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period.

     Section 7.3 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4 Investments and Subsidiaries.

          (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

               (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of One Hundred Million Dollars ($100,000,000) (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

               (ii) travel advances or loans to the Borrower's officers and employees not exceeding at any one time an aggregate of One Hundred Thousand Dollars ($100,000); and

               (iii) advances in the form of progress payments or prepaid rent not exceeding the lesser of three (3) months' security deposits or One Hundred Fifty Thousand Dollars ($150,000).

          (b) The Borrower will not create or permit to exist any Subsidiary.

     Section 7.5 Dividends. Except as set forth below, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7 Consolidation and Merger; Asset Acquisitions. Except for the Merger, the Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more Five Hundred Thousand Dollars ($500,000) between the Funding Date and December 31, 1999, One Million Eight Hundred Thousand Dollars ($1,800,000) from January 1, 2000 and Seven Hundred Thousand Dollars ($700,000) from January 1, 2001 to December 31, 2001.

     Section 7.11 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section 7.12 Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower, other than normal recurring manufactures' chargebacks.

     Section 7.13 Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

     Section 7.14 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

     Section 7.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

     Section 7.16 Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation.

     Section 7.17 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director or officer, or any member of their families, by more than fifteen percent (15%) in any one year (using the salary, bonus and commission structure in place immediately after the Merger as the basis for comparison in the first year), either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

     Section 7.18 Change in Ownership. The Borrower will not issue or sell any stock of the Borrower or permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any issued and outstanding shares of stock of the Borrower if such issuance or transfer would result in Senior Management's owning less than 51% of the voting stock of the Borrower.

     Section 7.19 Transactions with Affiliates. The Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms length transaction with an unaffiliated Person.

     Section 7.20 Payments on the Bridge Loan. The Borrower shall not make any payments on the Bridge Loan prior to March 31, 1999, whether upon an event that requires earlier payment, or upon acceleration, or otherwise. The Borrower shall not make any payments on the Bridge Notes if (i) a Default exists on the date of such proposed payment, (ii) making the proposed payment would constitute or cause a Default, or (iii) after giving effect to the proposed payment, the Borrower would have less than Five Hundred Thousand Dollars ($500,000) of Availability.

                                  ARTICLE VIII

                     Events of Default, Rights and Remedies
                     --------------------------------------

     Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events, which Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8.2 hereof:

          (a) Default in the payment of the Obligations when they become due and payable;

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

          (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

          (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

          (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor and, if such petition is filed against the Borrower or any Guarantor, such petition shall remain undischarged sixty
     (60) days after filing;

          (f) Any of the Life Insurance Policies shall be terminated, by the Borrower or otherwise; or the Life Insurance Policy shall be scheduled to terminate within thirty (30) days and the Borrower shall not have delivered a satisfactory renewal thereof to the Lender; or the Borrower shall fail to pay any premium on the Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of the Life Insurance Policy;

          (g) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

          (i) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

          (j) The Borrower shall receive a qualified opinion on its annual audited financial statements;

          (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

          (l) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

          (m) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

          (n) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

          (o) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

          (p) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

          (q) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement;

          (r) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

     Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10.3) at least ten (10) calendar days before the date of intended disposition or other action.


                                   ARTICLE IX

                               SURETYSHIP WAIVERS
                               ------------------

     Section 9.1 Independent Obligations; Subrogation. The obligations of each Borrower, as guarantor of another Borrower's Obligations hereunder, are joint and several. To the maximum extent permitted by law, each Borrower hereby waives any claim, right or remedy which it may now have or hereafter acquire against another Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against any Borrower or any Collateral which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations hereunder are fully paid and finally discharged. In addition, each Borrower hereby waives any right to proceed against another Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower may now have or hereafter have as against another Borrower with respect to the Obligations hereunder until such Obligations are fully paid and finally discharged. Each Borrower also hereby waives any rights of recourse to or with respect to any asset of any other Borrower until the Obligations hereunder are fully paid and finally discharged.

     Section 9.2 Authority to Modify Obligations and Security. Each Borrower authorizes Lender, without notice or demand and without affecting any Borrower's liability hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations hereunder, to:

          (a) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations hereunder as such Obligations relate to any other Borrower, including, without limitation, to increase or decrease the rate of interest thereon;

          (b) accept, substitute, waive, decrease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing any other Borrower's Obligations;

          (c) apply any and all such Collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine;

          (d) deal with any other Borrower as Lender may elect;

          (e) in Lender's sole discretion, settle, release on terms satisfactory to Lender, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of another Borrower's obligations and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof;

          (f) apply any and all payments or recoveries from another Borrower as Lender, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations of Borrower hereunder; and whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and

          (g) apply any sums realized from Collateral furnished by another Borrower upon any of its indebtedness or obligations to Lender as Lender, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations of Borrower hereunder.

     Section 9.3 Waiver of Defenses. Upon an Event of Default by any Borrower in respect of any Obligations hereunder, Lender may, at its option and without notice to the Borrowers, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Lender to:

          (a) proceed against any other Borrower or any other person whomsoever;

          (b) proceed against or exhaust any Collateral given to or held by Lender in connection with the Obligations hereunder;

          (c) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or

          (d) pursue any other remedy in Lender's power whatsoever.

          (e) A separate action or actions may be brought and prosecuted against a Borrower whether or not action is brought against any other Borrower and whether any other Borrower be joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations hereunder or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

     Section 9.4 Right to Dispose of Security; Impairment of Rights. Each Borrower hereby authorizes and empowers Lender in its sole discretion, without any notice or demand to such Borrower whatsoever and without affecting the liability of such Borrower hereunder, to exercise any right or remedy which Lender may have available to it against any other Borrower, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action, or taking a deed or an assignment in lieu of foreclosure as to any Collateral, and such Borrower hereby waives any defense to the recovery by Lender against such Borrower of any deficiency after such action notwithstanding any impairment or loss of any right of reimbursement or subrogation or other right or remedy against another Borrower or against any Collateral for the Obligations hereunder. Each Borrower expressly waives any defense or benefits that may be available from California Code of Civil Procedure, Section 580 and its subdivisions or Section 726, or comparable provisions of the laws of any other jurisdiction, as well as all suretyship defenses such Borrower would otherwise have under California law or the laws of any other jurisdiction. Without limiting the foregoing, each Borrower specifically agrees that action maintained by Lender for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of any property shall not constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure or comparable provisions of the laws of any other jurisdiction.

     Section 9.5 Additional Waivers. Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower or by reason of any cessation from any cause whatsoever of the liability of the other Borrower or by reason of any act or omission of Lender or others which directly or indirectly results in or aids the discharge or release of any other Borrower or any Obligations hereunder or any Collateral by operation of law or otherwise. The Obligations hereunder shall be enforceable against each Borrower without regard to the validity, regularity or enforceability of any of the Obligations hereunder with respect to any other Borrower or any of the documents related thereto or any collateral security documents securing any of the Obligations hereunder. No exercise by Lender of, and no omission of Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Lender against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations of Borrower hereunder or any Collateral furnished by any Borrower or give to any Borrower any right of recourse against Lender. Each Borrower specifically agrees that the failure of Lender: (a) to perfect any lien on or security interest in any property heretofore or hereafter given by any Borrower to secure payment of the Obligations hereunder, or to record or file any document relating thereto; or (b) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

     Section 9.6 Additional Indebtedness. Additional Obligations of Borrower hereunder may be created from time to time at the request of any Borrower and without further authorization from or notice to another Borrower even though the borrowing Borrower's financial condition may deteriorate after the date hereof. Each Borrower waives the right, if any, to require Lender to disclose to such Borrower any information it may now have or hereafter acquire concerning another Borrower's character, credit, Collateral, financial condition or other matters. Each Borrower has established adequate means to obtain from the other Borrowers on a continuing basis financial and other information pertaining to such other Borrower's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations hereunder which diligent inquiry would reveal. Lender need not inquire into the powers of any Borrower or the authority of any of its respective officers, directors, partners or agents acting or purporting to act in its behalf, and any Obligations hereunder created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All Obligations to Lender heretofore, now, or hereafter created shall be deemed to have been granted at each Borrower's special insistence and request and in consideration of and in reliance upon this Agreement.

     Section 9.7 Notices, Demands, Etc. Except as expressly provided by this Agreement, Lender shall be under no obligation whatsoever to make or give to any Borrower, and each Borrower hereby waives diligence, all rights of setoff and counterclaim against Lender, all demands, presentments, protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations hereunder.

     Section 9.8 Subordination. Except as otherwise provided in this Section 9.8, any indebtedness of any Borrower now or hereafter owing to another Borrower is hereby subordinated to the Obligations of Borrower to Lender hereunder, whether heretofore, now or hereafter created, and whether before or after notice of termination hereof, and, following the occurrence and during the continuation of an Event of Default, Borrower shall not, without the prior consent of Lender, pay in whole or in part any of such indebtedness nor will any Borrower accept any payment of or on account of any such indebtedness at any time while such

Borrower remains liable hereunder. At the request of Lender, after the occurrence and during the continuance of an Event of Default, each Borrower shall pay to Lender all or any part of such subordinated indebtedness and any amount so paid to Lender at its request shall be applied to payment of the Obligations hereunder. Each payment on the indebtedness of a Borrower to another Borrower received in violation of any of the provisions hereof shall be deemed to have been received by such Borrower as trustee for Lender and shall be paid over to Lender immediately on account of the Obligations hereunder, but without otherwise affecting in any manner such Borrower's liability under any of the provisions of this Agreement. Each Borrower agrees to file all claims against any other Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of any other Borrower to such Borrower, and Lender shall be entitled to all of any such Borrower's rights thereunder. If for any reason any Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Lender, as such Borrower's attorney-in-fact, is hereby authorized to do so in such Borrower's name or, in Lender's discretion, to assign such claim to, and cause a proof of claim to be filed in the name of, Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose such Borrower hereby assigns to Lender all such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than such Borrower's liability hereunder, Lender will pay the excess amount to the party entitled thereto.

     Section 9.9 Revival. If any payments of money or transfers of property made to Lender by any Borrower should for any reason subsequently be declared to be fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called "voidable transfers") under the Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all costs and expenses (including attorneys' fees) of Lender related thereto, Borrower's liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Lender.

     Section 9.10 Understanding of Waivers. Each Borrower warrants and agrees that the waivers set forth in this Section 9 are made with full knowledge of their significance and consequences. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     Section 9.11 Unlimited Liability. The Obligations of Borrower hereunder shall be in addition to any obligations of Borrower to Lender heretofore given or hereafter to be given to Lender unless such other obligations are expressly modified or terminated in writing. The Obligations of Borrower to Lender shall at all times be deemed to be the aggregate liability of Borrower under the terms of this Agreement and of any other obligations heretofore or hereafter incurred by Borrower to Lender and not expressly terminated or modified in writing.

                                   ARTICLE X


                                  Miscellaneous
                                  -------------

     Section 10.1 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 10.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 10.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

     If to the Borrower:

     Spectrum Organic Products, Inc.
     133 Copeland Street
     Petaluma, California  94952
     Telecopier: (707) 765-1026
     Attention: Richard Bacigalupi, CFO

     If to the Lender:

     Wells Fargo Business Credit, Inc.
     245 South Los Robles Avenue, Suite 600
     Pasadena, California  91101
     Telecopier: (626) 844-9063
     Attention: Angelo Samperisi, V.P.

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 10.4 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 10.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 10.6 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 10.7 Indemnity. In addition to the payment of expenses pursuant to
Section 10.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances other than franchise or income taxes imposed upon the Lender;

               (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

               (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 10.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 10.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 10.9 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 10.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo Corporation, and all direct and indirect subsidiaries of Wells Fargo Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 10.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 10.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California. The Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California. Each of the parties hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement or the other Loan Documents; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the State Courts of the County of Los Angeles, State of California, or the United States District Court for the Central District of California; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.



                   [Signature set forth in the following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.,           ORGANIC FOOD PRODUCTS, INC.
A Minnesota corporation



By________________________________           By________________________________
         Angelo Samperisi                         John R. Battendieri
         Its Vice President                       Its President



                                             ORGANIC INGREDIENTS, INC.




                                             By________________________________
                                                  Joseph J. Stern
                                                  Its President
                                                  SPECTRUM NATURALS, INC.




                                             By________________________________
                                                  Jethren Phillips
                                                  Its Chief Executive Officer



                                             SPECTRUM COMMODITIES, INC.




                                             By________________________________
                                                  Jethren Phillips
                                                  Its Chief Executive Officer

                         TABLE OF EXHIBITS AND SCHEDULES


          Exhibit A               Form of Revolving Note
          Exhibit B               Form of Term Note A
          Exhibit C               Form of Term Note B
          Exhibit D               Form of Capital Expenditures Note
          Exhibit E               Compliance Certificate
          Exhibit F               Premises

          Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral
          Schedule 5.4            Subsidiaries
          Schedule 5.6            Litigation
          Schedule 7.1            Permitted Liens
          Schedule 7.2            Permitted Indebtedness and Guaranties

                                      Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$9,000,000                                                  Pasadena, California
                                                               October ___, 1999



     For value received, the undersigned, Organic Food Products, Inc., Organic Ingredients, Inc., Spectrum Commodities, Inc. and Spectrum Naturals, Inc., each a California corporation (collectively, the "Borrower"), jointly and severally hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Pasadena, California, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Dollars ($9,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Each of the undersigned hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                    ORGANIC FOOD PRODUCTS, INC.


                                    By:________________________________
                                            John R. Battendieri
                                            Its President


                                    ORGANIC INGREDIENTS, INC.


                                    By:________________________________
                                            Joseph J. Stern
                                            Its President


                                    SPECTRUM COMMODITIES, INC.


                                    By:________________________________
                                            Jethren Phillips
                                            Its Chief Executive Officer


                                    SPECTRUM NATURALS, INC.


                                    By:________________________________
                                            Jethren Phillips
                                            Its Chief Executive Officer

                                      Exhibit B to Credit and Security Agreement

                                   TERM NOTE A

$1,067,000                                                  Pasadena, California
                                                               October ___, 1999



     For value received, the undersigned, Organic Food Products, Inc., Organic Ingredients, inc., Spectrum Commodities, Inc. and Spectrum Naturals, Inc., each a California corporation (collectively, the "Borrower"), jointly and severally hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Pasadena, California, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Sixty-Seven Thousand Dollars ($1,067,000), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note A referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Each of the undersigned hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                           ORGANIC FOOD PRODUCTS, INC.


                                           By:________________________________
                                                   John R. Battendieri
                                                   Its President




                                           ORGANIC INGREDIENTS, INC.


                                           By:________________________________
                                                   Joseph J. Stern
                                                   Its President


                                           SPECTRUM COMMODITIES, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer


                                           SPECTRUM NATURALS, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer

                                      Exhibit C to Credit and Security Agreement

                                   TERM NOTE B

$150,000                                                    Pasadena, California
                                                               October ___, 1999



     For value received, the undersigned, Organic Food Products, Inc., Organic Ingredients, inc., Spectrum Commodities, Inc. and Spectrum Naturals, Inc., each a California corporation (collectively, the "Borrower"), jointly and severally hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Pasadena, California, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note B referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Each of the undersigned hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                           ORGANIC FOOD PRODUCTS, INC.


                                           By:________________________________
                                                   John R. Battendieri
                                                   Its President


                                           ORGANIC INGREDIENTS, INC.


                                           By:________________________________
                                                   Joseph J. Stern
                                                   Its President


                                           SPECTRUM COMMODITIES, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer


                                           SPECTRUM NATURALS, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer

                                      Exhibit D to Credit and Security Agreement

                            CAPITAL EXPENDITURE NOTE

$1,500,000                                                  Pasadena, California
                                                               October ___, 1999



     For value received, the undersigned, Organic Food Products, Inc., Organic Ingredients, Inc., Spectrum Commodities, Inc. and Spectrum Naturals, Inc., each a California corporation (collectively, the "Borrower"), jointly and severally hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Pasadena, California, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) or, if less, the aggregate unpaid principal amount of all Capital Expenditure Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Capital Expenditure Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Each of the undersigned hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                          ORGANIC FOOD PRODUCTS, INC.


                                           By:________________________________
                                                   John R. Battendieri
                                                   Its President


                                           ORGANIC INGREDIENTS, INC.


                                           By:________________________________
                                                   Joseph J. Stern
                                                   Its President


                                           SPECTRUM COMMODITIES, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer


                                           SPECTRUM NATURALS, INC.


                                           By:________________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer

                                      Exhibit E to Credit and Security Agreement

                             COMPLIANCE CERTIFICATE


To:        ____________________________________
           Wells Fargo Business Credit, Inc.
Date:      __________________, 199___
Subject:   Spectrum Organic Products, Inc.
           Financial Statements

     In accordance with our Credit and Security Agreement dated as of October 6, 1999 (the "Credit Agreement"), attached are the financial statements of Spectrum Organic Products, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, except, in the case of monthly financial statements, for the absence of footnotes and subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

     Events of Default. (Check one):

     |_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

     |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

     I hereby certify to the Lender as follows:

     |_| The Reporting Date does not mark the end of one of the Borrower's fiscal quarters, hence I am completing only paragraph __ below.

     |_| The Reporting Date marks the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below except paragraph
          __.

     |_| The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.

     Financial Covenants. I further hereby certify as follows:

          (i) Minimum Senior Debt Service Coverage Ratio. Pursuant to Section
6.13 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which |_| satisfies |_| does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:

                                                Minimum Senior Debt Service
                   Period                             Coverage Ratio
                   ------                             --------------

     Three Months Ending December 31, 1999            1.150 to 1.00
     Six Months Ending March 31, 2000                  1.20 to 1.00
     Nine Months Ending June 30, 2000                  1.20 to 1.00
     Twelve Months Ending September 30, 2000           1.20 to 1.00
     October 1, 2000 and thereafter, calculated
     on a rolling four quarter basis                   1.30 to 1.00


          (ii) Minimum Total Debt Service Coverage. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date the Borrower's Total Debt Service Coverage Ratio was ______ to 1.00 which |_| satisfies |_| does not satisfy the requirement that such amount be not less than ______ to 1.00 on the Reporting Date as set forth in table below:

                                                   Minimum Total Debt Service
                  Period                                 Coverage Ratio
                  ------                                 --------------

     Three Months Ending  December 31, 1999                .45 to 1.00
     Six Months Ending March 31, 2000                     1.00 to 1.00
     Nine Months Ending June 30, 2000                     1.10 to 1.00
     Twelve Months Ending September 30, 2000              1.10 to 1.00
     October 1, 2000 and thereafter, calculated
     on a rolling four quarter basis                      1.15 to 1.00


          (iii) Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

                 Period                              Minimum Book Net Worth
                 ------                              ----------------------

              October 1999                                  $  7,575
              November 1999                                 $  7,600
              December 1999                                 $  7,550
              January 2000                                  $  7,600
              February 2000                                 $  7,700
              March 2000                                    $  7,750
              April 2000                                    $  8,000
              May 2000                                      $  8,100
              June 2000                                     $  8,200
              July 2000                                     $  8,350
              August 2000                                   $  8,550
              September 2000                                $  8,650
              October 2000                                  $  8,800
              November 2000                                 $  8,900
              December 2000                                 $  9,000

          (iv) Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ended ______________, 199___, for Capital Expenditures, which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $__________ in the aggregate during such period.

     2. Salaries. As of the Reporting Date, the Borrower |_| is |_| is not in compliance with Section 7.17 of the Credit Agreement considering salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                            SPECTRUM ORGANIC PRODUCTS, INC.


                                            By:_______________________________
                                                   Jethren Phillips
                                                   Its Chief Executive Officer

                                      Exhibit F to Credit and Security Agreement

                                    PREMISES

     The Premises referred to in the Credit and Security Agreement are legally described as follows:

                                  See Attached.

                                   Schedule 5.1 to Credit and Security Agreement

             TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF
                      BUSINESS, AND LOCATIONS OF COLLATERAL


     Trade Names
     -----------

Organic Food Products, Inc.
---------------------------
         Millina's Finest
         Parrot Brand
         Garden Valley Organics
         Cinagro
         Grandma Millinas Kitchen (Kid's Meals)
         Millina's Healthy Kitchen
         Frutti Di Bosco
         Sunny Farms
         Pacific Rim
         Napa Valley Springs

Organic Ingredients, Inc.
-------------------------
None.

Spectrum Commodities, Inc.
--------------------------
None.

Spectrum Naturals, Inc.
-----------------------
         Spectrum Naturals
         Spectrum Essentials
         Community Mayonnaise
         Veg-Omega 3
         Blue Banner
         World Cuisine
         Spectrum Spread



     Chief Executive Office/Principal Place of Business
     --------------------------------------------------

Organic Food Products, Inc.
---------------------------
         550 Monterey Road
         Morgan Hill, California 95037

Organic Ingredients, Inc.
-------------------------
         335 Spreckels Drive, Suite F
         Aptos, California 95003

Spectrum Commodities, Inc.
--------------------------
         130 Copeland Street
         Petaluma, California 94952

Spectrum Naturals, Inc.
-----------------------
         130 Copeland Street
         Petaluma, California 94952



                     Other Inventory and Equipment Locations
                     ---------------------------------------

                                  See Attached.

                                   Schedule 5.4 to Credit and Security Agreement

                                  SUBSIDIARIES

Organic Food Products, Inc.
---------------------------
None.

Organic Ingredients, Inc.
-------------------------
         Organic Ingredients Ltd., a limited company organized under the laws of the Virgin Islands.

Spectrum Commodities, Inc.
--------------------------
None.

Spectrum Naturals, Inc.
-----------------------
None.





                                  Schedule 5.4

                                   Schedule 7.1 to Credit and Security Agreement

                                 PERMITTED LIENS


Organic Food Products, Inc.
---------------------------
None

Organic Ingredients, Inc.
-------------------------

Creditor                       Collateral                           Jurisdiction
--------                       ----------                           ------------
BMW Credit                     BMW-M3 Vehicle                       California
Ford Motor Credit              Ford Pick-Up Truck                   California


Spectrum Commodities, Inc.
--------------------------
None

Spectrum Naturals, Inc.
-----------------------


       Creditor                        Collateral              Jurisdiction  Filing Date  Filing No.
       --------                        ----------              ------------  -----------  ----------
IBM Credit Corporation       IBM Equipment                      California     12/23/94   9501060408
Safeco Credit Co., Inc.      Leased Forklift                    California     12/09/96   9634561027
Colonial pacific Leasing     Leased Equipment specified in UCC  California     1/13/97    9701460821
Heritage Financial Services  Leased Equipment specified in UCC  California     10/14/97   9729360015
Heritage Financial Services  Leased Equipment specified in UCC  California     2/05/98    9804260357
Safeco Credit Co.            Leased Forklift                    California     3/26/98    9808660068
Debra Phillips               General Life Insurance Policy#     California
                             TL0003696K



                                  Schedule 7.1

                                   Schedule 7.2 to Credit and Security Agreement

                      PERMITTED INDEBTEDNESS AND GUARANTIES

                                  Indebtedness
                                  ------------

Organic Food Products, Inc.
---------------------------

                         Principal       Maturity      Monthly
     Creditor             Amount           Date        Payment      Collateral
     --------             ------           ----        -------      ----------

Steve Reedy                                                            None
Dean Nicholson                                                         None
Paradise Group                                                         None



Organic Ingredients, Inc.
-------------------------

                          Principal      Maturity       Monthly
     Creditor              Amount        Date           Payment     Collateral
     --------              ------        ----           -------     ----------

John Battendieri         $101,875.45                                   None
Joseph Stern             $109,374.52                                   None
John Battendieri         $130,000.00                                   None



Spectrum Commodities, Inc.
--------------------------

None.

Spectrum Naturals, Inc.
-----------------------

None.

                                  Schedule 7.2

                                   Guaranties
                                   ----------

Organic Food Products, Inc.
---------------------------

None.

Organic Ingredients, Inc.
-------------------------

None.

Spectrum Commodities, Inc.
--------------------------

None.

Spectrum Naturals, Inc.
-----------------------

                           Amount and Description of
  Primary Obligor            Obligation Guaranteed       Beneficiary of Guaranty
  ---------------            ---------------------       -----------------------

The Olive Press LLC      Guaranty of working capital;       Somoma Valley Bank,
                         provided, that Borrower's          Sonoma, California
                         liability with respect to such
                         guaranty shall not exceed $30,000
                         at any time







                                  Schedule 7.2